Exhibit 99.2

Acquisition of 1091 Pictures Completed by Chicken Soup for the Soul Entertainment

COS COB, CT – March 7, 2022 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) (“the Company”), one of the largest operators of streaming advertising-supported video-on-demand (“AVOD”) networks, today announced the closing of the previously announced acquisition of the assets of 1091 Media, LLC comprising its distribution business known as “1091 Pictures”. The purchase price was approximately $15.6 million in cash, Series A perpetual preferred stock and Class A common stock.

Salem Partners acted as the exclusive financial and investment banking advisor to 1091 Pictures, with Stephen Prough and Ivar Combrinck leading the process and negotiations. Lisa Weiss from Chatillon Weiss acted as exclusive legal advisor to 1091 Pictures. Brian Ross from Graubard Miller acted as exclusive legal advisor to Chicken Soup for the Soul Entertainment, Inc.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) (the “Company”) operates streaming video-on-demand networks (VOD). The Company owns Crackle Plus, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Chicken Soup for the Soul, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The Company also acquires and distributes video content through its Screen Media subsidiary and produces original video content through the Chicken Soup for the Soul Television Group. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, the ability of the Company’s content offerings to achieve market acceptance, the Company’s success in retaining or recruiting officers, key employees, or directors, the ability to protect intellectual property, the ability to complete strategic acquisitions, the ability to manage growth and integrate acquired operations, the ability to pay dividends, regulatory or operational risks, and general market conditions impacting demand for the Company’s services. For a more complete description of these and other risks and uncertainties, please refer the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, and for further information regarding our recent acquisition of the Sonar library and related assets, please see our Current Reports on Form 8-K, as amended, filed with the SEC on May 27, 2021 and July 1, 2021. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

CSSE@ellipsisir.com

646-776-0886

MEDIA CONTACTS
Kate Barrette
RooneyPartners LLC
kbarrette@rooneypartners.com
(212) 223-0561